EXHIBIT 10.1
                                  ------------

October 25, 1996

Junaid Sheikh
Accom
1490 O'Brien Dr.
Menlo Park, CA 94025

RE: Lease Extension

1490 O'Brien Drive,
(Building 10),
Menlo Park, CA

Dear Junaid:

This letter, when executed, will serve as a formal Agreement to extend and modify that certain lease dated January 28, 1992, for the Premises located at 1490 O'Brien Drive, Building 10, of Menlo Business Park, California (the "Lease"). Following are the conditions of the Agreement:

1. The commencement date of this extension shall be February 27, 1997 and the expiration shall be February 26, 2,000.

2. The term of the Lease extension shall be for a period of thirty six (36) months or three (3) years.

3. Paragraph 5 is hereby amended with the following monthly rent schedule

Year 1 $37,680/month
Year 2 Year 1 plus CPI annual  increase  (min 3%, max 7%)
Year 3 Year 2 plus CPI annual increase (min 3%, max 7%)

4. Paragraph 7, Security Deposit, is hereby amended to $37,680.00. Tenant shall deposit with Landlord an additional $6,330.24 to increase the current security deposit to this new amount.

5. Tenant warrants that there are no outside brokers except Tarlton Properties, Inc. acting as exclusive leasing agent for Menlo Business Park.

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Lease Extension
Accom, Inc. Page 2

6. Paragraph 17(c) is hereby amended as follows:

Landlord shall, at Tenants expense, obtain at competitive rates, and keep in full force and effect, a service contract with a licensed HVAC contractor for the maintenance of the HVAC systems in the Building which shall have the shortest notice of termination period available.

7. Landlord hereby agrees to credit Tenant with an Improvement Allowance (guaranteed maximum price) for 30,144 SF in the amount of Thirty Thousand One Hundred and Forty Four Dollars ($30,144), to be used for the design and construction of Tenant Improvements that is approved by both Landlord and Tenant and executed by Landlord's agent and Construction Manager, Tarlton Properties, Inc. Said construction to be performed as an open book, audited, negotiated fixed fee guaranteed maximum price contract, with Jack & Cohen Builders as the general contractor. As used herein, the term "Costs" shall mean and refer to all costs expended by Landlord relative to the construction of the Tenant Improvements including, but not limited to, 10% contingency; equipment, materials and labor; contractor's field overhead and fee; architectural, design and engineering fees plus working drawings ( if any); governmental agency fees; testing and inspection costs; sales and use taxes (but not real property taxes); permits; plan check fees; bonds; and all other costs directly related to the construction of the Tenant Improvements, plus a design/construction management fee in the amount of 5% of the Costs of the Tenant Improvements to be paid to Tarlton Properties, Inc.

In the event that the Costs of the Tenant Improvements exceed the Allowances defined above, due to Tenant requested changes, Tenant shall pay to Landlord all actual Costs that exceed the Allowances in cash at the end of construction.

8. All other terms and conditions of said Lease shall remain in full force and effect.

Please acknowledge your acceptance of this Agreement by signing and returning a copy thereof.

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Lease Extension
Accom, Inc.
Page 3

We look forward to having Accom Inc. remain in the Park in the upcoming years.

Sincerely,
TARLTON PROPERTIES INC.
Exclusive Agents for Menlo Business Park Joint Venture

/s/ Lorrin C. Tarlton, Jr.

PATRICIAN ASSOCIATES, INC.,
a California corporation

By: /s/ Ronald B. Franklin
Vice President

By /s/ Kurt D. Schaeffer
Vice President

MENLO BUSINESS PARK,
a California general partnership

By: /s/ John O. Lewis, as general partner

By: Oltmans Investment Company, as general partner

By: /s/ J C . Oltmans II

 By: /s/ Basil C. Johnson

By: Lorrin C. Tarlton, Jr., and Marilyn L. Tarlton, Trustees, As general partner
By: /s/ Lorrin C. Tarlton, Jr., Trustee

By: /s/ Marilyn Tarlton, Trustee

READ AND AGREED
ACCOM, INC.
a California corporation

By: /s/ Junaid Sheikh
Its:  Chairman and CEO